Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated September 18, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-153388) dated September 18, 2008 of Equity Opportunity Trust Value Select Ten Series 2008E.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
September 18, 2008